Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-277985 on Form S-3 and Registration Statement No. 333-279074 on Form S-8 of our reports dated February 14, 2025, relating to the financial statements of Carlisle Companies Incorporated (the “Company”) and the effectiveness of the Company's internal control over financial reporting appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2024.

/s/ DELOITTE & TOUCHE LLP

Tempe, Arizona
February 14, 2025